Exhibit 11

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                            WORTHINGTON FOODS, INC.
                       COMPUTATION OF EARNINGS PER SHARE



                                                Three Months Ended         Six Months Ended
                                               --------------------      -------------------
                                               6/28/96      6/30/95      6/28/96     6/30/96

Primary:

Weighted average number of common
  shares outstanding .....................    6,366,450    6,318,255    6,365,212    6,316,379

Net effect of dilutive stock options based
  on treasury stock method using average
  market price ...........................      236,929      185,695      229,218      127,325
                                             ----------   ----------   ----------   ----------

Weighted average common and common
  equivalent shares ......................    6,603,379    6,503,950    6,594,430    6,443,704
                                             ==========   ==========   ==========   ==========

Net income ...............................   $1,991,000   $1,359,000   $3,278,000   $2,421,000
                                             ==========   ==========   ==========   ==========

Net income per common share ..............   $     0.30   $     0.21   $     0.50   $     0.38
                                             ==========   ==========   ==========   ==========


Fully Diluted:

Weighted average number of common
  shares outstanding .....................    6,366,450    6,318,255    6,365,212    6,316,379

Net effect of dilutive stock options
   based on treasury stock method
   using market price at end of
   period if greater than the
   average market price during
   the period ............................      255,508      186,834      256,010      183,152
                                             ==========   ==========   ==========   ==========
Weighted average common and common
  equivalent shares ......................    6,621,958    6,505,089    6,621,222    6,499,531
                                             ==========   ==========   ==========   ==========

Net income ...............................   $1,991,000   $1,359,000   $3,278,000   $2,421,000
                                             ==========   ==========   ==========   ==========

Net income per common share ..............   $     0.30   $     0.21   $     0.50   $     0.38
                                             ==========   ==========   ==========   ==========


     Note: 1995 share amounts have been adjusted to reflect the five-for-four share split in December, 1995.

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